EMPLOYMENT AGREEMENT



     THIS AGREEMENT is made and entered into on December 27, 1996, by and among ISO BLOCK PRODUCTS USA, INC., a Colorado corporation (the "Parent"); FRANCHISE CONNECTION, INC., a Colorado corporation (the "Company"); BRILLIANT MARKETING, INC., a Colorado corporation ("BMI"); and JOHNNY M. WILSON, an individual residing in the State of Colorado (the "Executive").

     WHEREAS, BMI is wholly owned by the Company, and the Company in turn is wholly owned by the Parent; the Executive and other shareholders of the Company sold all of the issued and outstanding shares of the capital stock of the Company to Parent in exchange for common and preferred shares of the Parent, all pursuant to that certain Exchange Agreement and Plan of Reorganization of even date herewith among Parent, the Company and the shareholders of the Company, including the Executive (the "Exchange Agreement"), and this Agreement is entered to as provided for in the Exchange Agreement; and

     WHEREAS, the Company desires to establish and market franchises of certain businesses with which it or BMI now have contractual relations or with which it or BMI establishes relations in the future; and BMI engages principally in the business of teaching business how to market their services and products;

     WHEREAS, the Executive will occupy positions of high responsibility with the Parent, the Company and BMI, and it is anticipated that he will continue to be a significant contributor to the growth and success of all three companies; and

     WHEREAS, the Parent desires to arrange for employment of the Executive in the capacity of Chief Executive Officer and President of the Company and BMI for the conduct and operations of thereof, and the Executive desires to accept said employment on the terms of this Agreement;

     NOW, THEREFORE, in consideration of the foregoing recitals of their respective covenants and commitments herein expressed, the parties hereto agree as follows:

          1. Definitions. When used in this Agreement, the following terms shall have the respective meanings assigned them below:

          "Act" means the Securities Act of 1933, as amended.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Parent Group" means the Parent, Company and BMI, not including any other entities or businesses now or hereafter directly or indirectly, wholly or partially owned by Parent, but does include any other entities or businesses now or hereafter established or directly or indirectly, wholly or partially owned by the Company or BMI.

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          "SEC" means the U.S. Securities and Exchange Commission.

          "Term" means the original term of this Agreement and all renewals, extensions and replacements thereof.

          1. Employment. On the terms and subject to the conditions of this Agreement, the Company and BMI hereby employ and agree to compensate the Executive, and the Executive hereby accepts employment by the Company and BMI. The Parent Group and Executive hereby agree that this Agreement shall hereinafter govern their relationship and their respective rights and obligations under this Agreement.

          2. Term of Employment. This Agreement will be effective as and from the date first above written and will, unless otherwise terminated pursuant to the terms of this Agreement, continue in force for a term of three (3) years. Upon expiration of the original Term, this Agreement shall be automatically renewed for three (3) further consecutive terms of ONE year each on the same terms and conditions contained in this Agreement, unless the Board of Directors of the Company shall have given to Executive at least 30 days' written notice of termination prior to the expiration of the Term or of any subsequent one-year period, unless this Agreement has otherwise been terminated pursuant to Section 11 hereof.

          3. Duties of Executive. Executive will be employed by both BMI and the Company as Chief Executive Officer and President and shall serve as Chairman of the board of directors of both companies. As such, the Executive shall have authority to perform such functions and exercise such powers and duties as are customary for such positions, subject always to the control of the Company's Board of Directors. He shall also serve in such other capacities with the Company, BMI or any related companies as shall be designated, or to which Executive shall be elected, from time to time, by the Board of Directors of the Company or the Parent. The Executive shall not compete with the Company or BMI or any subsequent related companyt thereof or engage in any franchiserelated business whatsoever, as consultant, employee or otherwise. The Executive shall prepare all franchise offering circulars for franchises handled by the Company and BMI as part of his regular salary, until the crush of business shall, in Executive's judgment, render such services by him impractical and not cost-effective.

          4. Extent of Services; Right to Name, etc. (a) The Executive shall devote substantially his full time, attention, knowledge and skill to the affairs and for the benefit of the Company and BMI and the advancement of the best interests of the Parent Group, and he shall perform all duties reasonably assigned to him by the Company's Board of Directors. Executive may, however, devote such time to his personal investments as shall be necessary and which do not interfere with the performance of his duties hereunder.

               (b) Executive hereby grants to the Parent Group and all related companies the non-exclusive right to use his name, picture or other likeness and biographical material concerning him, in connection with advertising, promotion and publicizing the Parent Group and such related companies and its or their activities, so long as this Agreement is in effect. Such use of Executive's name shall be fair and not misleading or unflattering.

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          5.  Compensation and Expenses.  As compensation for his services to be performed hereunder and expenses paid, the Company shall pay and reimburse the Executive as follows for his services to the Company and BMI and other services hereunder:

               (a) Base Salary. A base annual salary of $72,000.00 for each year, as hereinafter defined, of his employment. Such base annual salary, less federal and state withholding taxes and other payroll taxes and deductions, shall be paid in twenty-four equal bi-monthly installments on the first and fifteenth days of each and every month during the Executive's employment. Executive's base annual salary shall be increased on on each anniversary of the effective date of this Agreement (December 27) by a percentage equal to the percentage increased for such year past in the Consumer Price Index, plus one percent (1%); and if such increase is unknown, then the assumed increase shall be one percent (1%). The Executive shall serve as a member of Parent's board of directors from the Closing and, upon the request of Parent, shall serve as an officer or executive officer of Parent. The Executive shall not receive any additional compensation for so acting unless such directorship and officership should involve significant increase in the duties of or time spent by the Executive.

               (b) Pension and Other Plans. In addition to the compensation set forth in paragraph (a) preceding, the Executive shall be entitled to participate in any pension and/or profit sharing plan established by any of the Parent Group and made available generally to senior executives.

               (c) Expenses. Pay or reimburse the Executive for his reasonable business, travel and entertainment expenses incurred in connection with his employment in the business of the company.

     6. Stock Option.

               (a) The Parent hereby grants Executive the option in the form of Exhibit A hereto (the "Option") to purchase up to One Hundred Thousand (100,000) common shares of the Company, subject to adjustment as provided in the Option (the "Option Shares") for a period commencing on December 27, 1996 and ending on December 26, 1999. Such shares shall vest quarterly. The Option shall be issued upon the execution hereof.

               (b) The Executive and Parent acknowledge that a major part of the inducement and consideration for the Parent to enter into the Exchange Agreement and acquire ownership of the Company is the agreement of the Executive herein to remain in the employ of the Company and BMI for a period of three (3) years and to manage the Company and BMI in such a manner that their revenues and profitability continue to grow. Therefore, in the event that Executive voluntarily elects to terminate his employment with the Company on the terms set forth in this Agreement during the original four-year Term of this Agreement, all options held by Executive, of every kind and description and irrespective how or when granted to Executive to purchase common shares of Parent shall be subject to immediate cancellation by Parent, at Parent's sole election.

     7. Confidentiality. Without the prior written consent of the Parent, the Executive shall not at any time (whether during or after his employment hereunder), use for his own benefit or purposes, or for the benefit or purpose of any other person, firm, partnership, association, corporation or business organization, entity or enterprise, any trade secrets, information, data, know-how or knowledge (including, but not limited to, trade secrets, information, data, know-how or knowledge relating to customers, sales, market development programs, costs, products, apparatus, equipment, processes, formula, financing or marketing methods, compositions, designs, plans or employees) belonging to, or relating to the affairs of, the Parent, the Company or BMI or any related corporation. However, in the event that this Agreement is cancelled and that the Exchange Agreement also is unwound and rescinded, then this confidentiality covenant imposed upon the Executive shall apply only to information concerning the Parent. This covenant shall survive the termination of this Agreement and the Exchange Agreement for any reason.

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     8. Vacation. During each year within the term hereof, original or extended, the Executive shall be entitled to vacation with pay as follows: The first year of this Agreement - two (2) weeks vacation; in year two, increasing to three (3) weeks; in year three (3) and years thereafter, increasing to four (4) weeks. Such weeks shall be designated by the Executive. The Executive shall not take more than three weeks of vacation in any six-month period.

     9. Other Insurance. The Parent or Company shall have the right to purchase, own and be the beneficiary of key-man life insurance, disability insurance or key executive loss insurance covering the loss or life and/or services of the Executive. The Executive agrees to cooperate with the Company, and to assist the Company to the best of his ability in every lawful way, in applying for and obtaining any such insurance (including providing medical information and taking medical and physical examinations, for example), upon request.

     10. Incapacity of the Executive. If the Executive shall, at any time, be incapacitated or prevented by physical or mental disability, whether resulting from accident, illness or otherwise, or any other circumstances beyond his control from performing his duties under this Agreement satisfactorily for a consecutive period of at least sixty (60) days, the Company may, by written notice to the Executive given at any time after such 60-day period and so long as the incapacity shall continue, discontinue payment in whole or in part of the compensation provided for herein from such date as may be specified in the notice until the incapacity of the Executive shall cease. Alternatively, the Company may terminate the Executive's employment as provided in Section 11 (Termination) hereof.

     Otherwise, the said payment shall, notwithstanding the incapacity of the Executive, continue to be paid to the Executive in accordance with the foregoing provisions; provided, that if the Executive shall receive any amount during the time of such incapacity by reason of any disability insurance or any other insurance plan, senior executive loss or income policy, disability policy or any other plan or scheme of a like nature funded by the Company or the Parent Group, the payment above provided may be reduced by a like amount.

     11. Termination. (a) This Agreement and the Executive's employment with the Company and BMI and his compensation therefor shall terminate and cease to accrue prior to the end of the Term at the sole option of the Parent upon:

               (i) the failure by the Executive to observe or perform his agreements herein contained or the Executive's neglect of the faithful performance of his duties, provided, however, that if the Executive shall fail to observe or perform his agreements herein contained, or neglect the faithful performance of his duties, his employment and aforesaid compensation shall not terminate or cease unless the Company gives written notice to the Executive of such failure or neglect and the Executive does not remedy within thirty (30) days of the date of said written notice, such failure or neglect as designated by the Company in said written notice.

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               (ii) the  Executive's  conviction  of or plea of  guilty  or nolo contendre to a felony crime;

               (iii) absence of the Executive from the performance of his duties hereunder for any reason other than contemplated in Section 10 (Incapacity) hereof for a period in excess of 40 working days total in any six-month period;

               (iv) the total or partial disability of the Executive for an aggregate period of ninety (90) days or more during any year of the Term. Total disability shall mean that the Executive is unable to perform his duties as a result of physical or mental disability, whether resulting from accident or disease. Partial disability shall mean that Executive's activity in the performance of his duties is materially limited as a result of physical or mental disability, whether resulting from accident or disease. Executive's total or partial disability, as defined in this subparagraph, may only be established by the mutual agreement of the Parent and the Executive, or by the certificate of a physician jointly designated by the Parent and Executive.

               (iv) death of the Executive.

               (v) the termination or recission of the Exchange Agreement.

Any such termination pursuant to clauses (i), (ii) and (iii) shall be effective only if written and dated notice, setting forth the cause and effective date of termination, is given to the Executive not later than ten (10) days following the event, transaction or occurrence giving rise to such right of termination, or, if later, 10 days after the Company first discovers that such event, transaction or occurrence has taken place.

          (b) the Executive may terminate this Agreement prior to the end of the Term upon sixty (60) days' written and dated notice to the Company and the Parent setting forth the effective date of such termination.

          (c) Upon termination of this Agreement, the Executive shall immediately resign all offices held with the Parent, the Company, BMI and all related companies thereof, and the Executive shall not be entitled to receive any termination or severance payment or compensation for loss of office or otherwise. If the Executive fails to immediately resign as herein provided, then in such event the Executive irrevocably appoints the Secretary of the Company in his name and on his behalf to sign any resignation confirmation or do anything necessary or requisite to give effect to such resignation(s).

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          (d) On the  effective  date  of  termination  of this  Agreement,  the
     Executive will deliver to the Company, in a reasonable state of repair, all property of the Company, BMI and every related company, both real and personal owned, leased or bailed to the Executive and used by or in the possession of the Executive.

          (e) A continuation of the Executive's employment with the Company beyond the Term, without an agreement in writing covering such continuation, shall be deemed an extension of the Term hereof on a month-to-month basis for the duration of such continuation, provided, however, that either party hereto may terminate the Executive's employment by giving the other party thirty (30) days prior written notice thereof during such continuation.

     12. Relationship of the Parties. The Executive will perform his duties as an employee of the Company and BMI and is not, nor will he be deemed to be, a joint venturer or partner with the Company or BMI, or the Parent, or any related company thereof, and nothing in this Agreement will be construed so as to make him a joint venturer or partner with the Parent, the Company, BMI or any related company.

     13. Assignment, Etc. The Executive may not assign, pledge or encumber in any way all or any part of his rights, obligations or interest hereunder without the prior written consent of the Company and the Parent. Neither Parent, the Company nor BMI shall assign, pledge or encumber in any way its respective rights, obligations or interest hereunder; however, it shall not constitute an assignment if Parent, the Company or BMI reorganize or divide, or merge or consolidate with any other company(ies), or otherwise become a different company.

     14. Miscellaneous Provisions.

          (a)  Amendments.   This  Agreement  may  be  amended,   modified,   or
     supplemented only by instrument in writing executed by all parties.

                  (a) Notices. All notices required to be given under the terms of this Agreement shall be in writing, shall be effective upon receipt, and shall be delivered to the addressee in person or mailed by certified mail, return receipt requested. Such notice shall be deemed received on the date on which it is delivered to the addressee. For purposes of notice, the addresses of the parties shall be as follows:


If to ISO BLOCK:                             If to the Company:
---------------                              ------------------
8037 South Datura Street                     4155 East Jewell Avenue, Suite 1001
Littleton, Colorado 80120                    Denver, Colorado 80222
Attn: Egin Bresnig, CEO                      Attn: Johnny M. Wilson, CEO

If to BMI:                                   If to Johnny M. Wilson:
---------                                    -----------------------
4155 East Jewell Avenue, Suite 1001          4155 East Jewell Avenue, Suite 1001
Denver, Colorado 80222                       Denver, Colorado 80222
Attn: Johnny M. Wilson, CEO                  Attn: Johnny M. Wilson, CEO

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or such other  address as either party shall have  designated  for notices to be given to him or it in accordance with this paragraph.

          (c) No Waiver Intended. The failure of any member of the Parent Group at any time or from time to time to require performance of any of the Executive's obligations shall in no manner affect the Parent's, the Company's or BMI's right to enforce any provisions of this Agreement at a subsequent time, and shall not constitute the waiver by the Parent, the Company or BMI of any right arising out of any breach.

          (d) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties concerning the subject matter hereof and supersedes all prior agreements, arrangements, and understanding between the parties hereto. No representation, promise, inducement or statement of intention has been made by or on behalf of either party which is not set forth in this Agreement, and the term hereof may not be amended or modified except by written instrument executed by the parties hereto.

          (e) Parties in Interest; No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall be binding on and inure to the benefit of the Executive, his heirs and administrators, and shall be binding on and inure to the benefit of the Parent Group and their respective successors and assigns. This Agreement shall not be deemed to confer upon any person not a party hereto any rights or remedies hereunder.

          (f) Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Further, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

          (g) Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

          (h) Interpretation. This Agreement shall be governed by and construed under the laws of the State of Colorado. If any action is brought to enforce or interpret any term of this Agreement, venue shall be in the District Court of Arapahoe County, State of Colorado. This Agreement shall be interpreted as if all parties participated equally in its drafting and preparation.

          (i) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

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          (j)  Prevailing  Party  Clause.  In the  event  of any  litigation  or proceeding  arising  as a result  of the  breach of this  Agreement  or the
     failure  to  perform  hereunder,   or  failure  or  untruthfulness  of  any
     representation or warranty herein, the party or parties prevailing in such litigation or proceeding shall be entitled to collect the costs and expenses of bringing or defending such litigation or proceeding, including reasonable attorneys' fees, from the party or parties not prevailing.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written and have initialled every preceding page of this Agreement.


ISO BLOCK PRODUCTS USA, INC.                 FRANCHISE CONNECTION, INC.

By: /s/ Egin Bresnig                         By: /s/ Johnny M. Wilson
--------------------                         ------------------------
Egin Bresnig, CEO                            Johnny M. Wilson, CEO



BRILLIANT MARKETING, INC.                    JOHNNY M. WILSON, Individually

By: /s/ Johnny M. Wilson                     By: /s/ Johnny M. Wilson
------------------------                     ------------------------
Johnny M. Wilson, CEO                        Signature

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